Exhibit 99.1

AG Mortgage Investment Trust, Inc. Provides Company Update

NEW YORK -- (BUSINESS WIRE) - June 1, 2020 -AG Mortgage Investment Trust, Inc. (NYSE: MITT) (the “Company”) announced today the following updates with respect to its business operations:

Mortgage Loan Sale

As previously reported, the Company entered into a Bid Terms Acknowledgment Letter (the “Letter Agreement”) with an unaffiliated third party, evidencing the third party’s intent to purchase the pool of mortgage loans specified therein. The Letter Agreement provided that the purchase and sale of the loans were subject to the parties entering into a Mortgage Loan Purchase and Sale Agreement.

On May 28, 2020, the Company, as obligor, entered into a Mortgage Loan Purchase and Sale Agreement (the “MLPSA”) with Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as trustee for BCAT 2020-23TT (the “Seller”) and UMB Bank, National Association, not in its individual capacity, but solely as legal title trustee for LVS Title Trust XIII (the “Purchaser”). The MLPSA provided for the sale by the Seller to the Purchaser of mortgage loans specified therein (the “Loans”) having an approximate unpaid principal balance of $465 million for net proceeds of approximately $383 million. The closing of the purchase and sale of the Loans occurred on May 28, 2020.

The net proceeds from the sale of the Loans pursuant to the MLPSA, were used to repay the Company’s indebtedness and associated payables secured by the Loans in the aggregate amount of approximately $383 million.

Third Forbearance Agreement

As previously reported, on April 27, 2020, the Company entered into a Second Forbearance Agreement dated April 27, 2020 (the “Second Forbearance Agreement”) pursuant to which each participating counterparty thereto agreed to continue to forbear from exercising any of its rights and remedies in respect of events of default and any and all other defaults under the applicable repurchase agreement with the Company until the earlier of (a) 4:30 p.m. Eastern Daylight Time on June 1, 2020, or (b) the occurrence and continuance of a Triggering Event (as defined). Upon expiration of the Second Forbearance Agreement on June 1, 2020, the Company entered into a Third Forbearance Agreement with the participating counterparties (the “Third Forbearance Agreement”) which extended the forbearance period from June 1, 2020 to the earlier of (i) 4:30 p.m. Eastern Daylight Time on June 15, 2020, or (ii) the occurrence and continuance of a Triggering Event (as defined). The other terms of the Second Forbearance Agreement were substantively unchanged in the Third Forbearance Agreement.

Litigation Settlement

As previously reported, the Company received written notices from certain affiliates of Royal Bank of Canada (“RBC”) alleging that events of default had occurred with respect to various financing agreements. The Company disputed RBC’s notices of events of default and filed a suit in federal district court in New York seeking both to enjoin RBC from selling the Company’s collateral securing the financing as well as damages. On May 28, 2020, the Company entered into a settlement agreement with RBC pursuant to which the Company and RBC mutually released each other from further claims pursuant to the financing agreement. As part of the settlement, the Company paid RBC $5.0 million in cash and issued to RBC a secured promissory note in the principal amount of $2.0 million (the “Note”).

The principal amount of the Note is due on July 27, 2020 and accrues interest on the unpaid principal balance at 6.0% per annum. The Company’s obligations under the Note are secured by a lien on all of the assets of the Company granted pursuant to a Security Agreement (the “RBC Security Agreement”) dated May 28, 2020 between the Company and RBC. Pursuant to the RBC Security Agreement, the Company’s obligations with respect to the Note and the lien held by RBC for the security of the performance of the Company’s obligations under the Note, are subordinate to the Company’s obligations to the Participating Counterparties (as defined in the Third Forbearance Agreement) and to the lien held by the Collateral Agent (as defined) pursuant to an Intercreditor and Subordination Agreement by and among the Company, RBC and the Collateral Agent (the “RBC Intercreditor and Subordination Agreement”).

AG REIT Management, LLC, the Company’s external manager (the “Manager”), simultaneously entered into a separate intercreditor and subordination agreement with RBC (the “Manager Intercreditor and Subordination Agreement”) subordinating the payment of the Company’s previously issued $20 million secured promissory note payable to the Manager to the Note payable to RBC, with the effect that the Company’s obligations to the Participating Counterparties has first priority with respect to the Company’s assets, the Note payable to RBC is second in priority and the note payable to the Manager is third in priority.

As part of the settlement arrangement between the Company and RBC, and to reflect the terms described above, the Company issued to the Manager an Amended and Restated Secured Promissory Note dated May 28, 2020 in the principal amount of $20 million (the “Amended and Restated Manager Note”), and the Company and the Manager entered into an Amended and Restated Security Agreement dated May 28, 2020 (the “Amended and Restated Manager Security Agreement”).

ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a hybrid mortgage REIT that opportunistically invests in and manages a diversified risk-adjusted portfolio of Agency RMBS and Credit Investments, which include Residential Investments and Commercial Investments. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., an SEC-registered investment adviser that specializes in alternative investment activities.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to the sale of certain of the Company’s assets, the Company’s outstanding indebtedness and investment portfolio, certain additional financial metrics, and the Company’s entry into certain agreements, among others. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors and the impact of the COVID-19 pandemic on these factors, including, without limitation, changes in interest rates, changes in default rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, conditions in the market for Agency RMBS, Non-Agency RMBS and CMBS securities, Excess MSRs and loans, our ability to predict and control costs, our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, conditions in the real estate market, legislative and regulatory actions by the U.S. Department of the Treasury, the Federal Reserve and other agencies and instrumentalities in response to the economic effects of the COVID-19 pandemic, our negotiations with our repurchase financing counterparties and AG REIT Management, LLC, our ability to negotiate, to the extent necessary, further extensions of the forbearance period with the participating counterparties and to enter into settlements with the non-participating counterparties and the impact of the changes described in this Press Release on our ability to accurately estimate our investment portfolio and book value per share as of April 30, 2020. Additional information concerning these and other risk factors are contained in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent filings. Copies are available free of charge on the SEC’s website, http://www.sec.gov/. The Company undertakes no duty to update any forward-looking statements in this Press Release to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

AG Mortgage Investment Trust, Inc.
Investor Relations
(212) 692-2110
ir@agmit.com

Source: AG Mortgage Investment Trust, Inc.